CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 1 to this Registration Statement on Form S-1 of our report dated April 30, 2014, relating to the financial statements of Clearwater Ventures, Inc. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada May 29, 2014